Exhibit 4.36

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

September 26, 2012

Dr. Dionisio M. Tun Molina

Vice-President of Engineering and Operations

Lic. Veronica Gutierrez Zamora Garcia

General Counsel

Satélites Mexicanos, S.A. de C.V

Avenida Paseo de la Reforma No. 222,

Pisos 20 y 21

Col. Juarez, Delegación Cuauhtémoc

CP 06600 México, D.F.

Re: Amendment No. 3 to the Launch Services Agreement, dated

February 3, 2012, between Satélites Mexicanos, S.A. de C.V and

Space Exploration Technologies Corp. (the “LSA”)

Dear Mr. Tun Molina:

The purpose of this letter is to document the mutual understanding between Satélites Mexicanos, S.A. de C.V (“Customer”) and Space Exploration Technologies Corp. (“Contractor”) as regards certain amendments to the LSA in accordance with Section 31 (Modifications) thereof (such amendments, “Amendment No. 3”). Any Capitalized terms not defined and used in this Amendment No. 3 shall have the meanings ascribed thereto in LSA.

Contractor and Customer, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree to the following amendments to the LSA Optional Services, which shall be incorporated therein and made a part thereof:

1. Option 1, Non-Standard Connectors, is deleted in its entirety and replaced with the following.

Service	Description	SOW Section	Price	Exercise No Later Than:
1	Non-Standard Connectors SPACEX shall provide [***]	[***]	[***]	[***]

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

2. Option 2, Additional Connectors and Harnessing, has been determined to be [***].

The Parties recognize that except as expressly modified herein, the LSA remains in full force and effect in accordance with its terms and conditions. This Amendment No. 3 contains the entire understanding between the Parties concerning the matters described herein, supersedes any prior written or oral agreement between the Parties related these matters, and shall be amended only through a written amendment executed by each of the Parties hereto. There are no additional “side letters”, amendments or similar agreements between the Parties related to the matters described herein.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 by their duly authorized officers.

Space Exploration Technologies Corp. Satélites Mexicanos, S.A. de C.V

By:	By:
Name: Gwynne Shotwell, President	Name:
Date: September 26, 2012	Date: